REVISED EXHIBIT B
               TO FUND PARTICIPATION AGREEMENT DATED June 22, 1995

                         EFFECTIVE AS OF August 29, 2000

                            American Leaders Fund II
                            High Income Bond Fund II
                       International Small Company Fund II
                               Prime Money Fund II